UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9247	13-2857434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(800) 225-5224

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2015, CA, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Agreement”) with Careal Holding AG, a Swiss corporation (the “Seller), pursuant to which the Company agreed to purchase 22,000,000 shares of Common Stock, par value $0.10 per share, of the Company (“Common Stock”) from the Seller (the “Repurchase Transaction”) for an aggregate purchase price of $584,388,200. The purchase price for each share of Common Stock is $26.8131, which is equal to a 3.00% discount to the arithmetic average of each daily volume weighted average price for the period of 10 trading days preceding and including November 5, 2015 according to Bloomberg. The purchase price for each share of Common Stock payable according to the preceding formula will be reduced by a further $0.25 per share, which is the amount of dividend to be paid for each of the shares of Common Stock repurchased for the dividend the Company will pay its shareholders during the quarterly period ending on December 31, 2015. The Repurchase Transaction is expected to close on November 20, 2015. The Company’s payments under the Agreement are being funded with cash on hand. The Repurchase Transaction was made pursuant to, and effectively concludes, the Company’s existing $1.0 billion repurchase program adopted by the Company’s board of directors on May 14, 2014.

Immediately prior to the execution of the Agreement, the Seller beneficially owned approximately 28.7% of the issued and outstanding Common Stock as a result of its ownership of approximately 125,813,380 shares of Common Stock.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement filed herewith.

Item 7.01 Regulation FD Disclosure.

On November 18, 2015, the Company issued a press release announcing various matters associated with its capital allocation strategy including (i) the Repurchase Transaction, (ii) the Company’s intention to increase the dividend per share of Common Stock in fiscal year 2017, subject to quarterly approval of its board of directors, to $1.02 per share for the year (or $0.255 per share on a quarterly basis) and (iii) the decision by the Company’s board of directors to authorize an additional $750 million repurchase program on November 13, 2015.

The events described under Item 7.01 of this Current Report on Form 8-K are also described in the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

The declaration and payment of future dividends is subject to the determination of the Company’s Board of Directors, in its sole discretion, after considering various factors, including the Company’s financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company’s practice regarding payment of dividends may be modified at any time and from time to time.

Repurchases under the Company’s stock repurchase program may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion.

Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “targets” and similar expressions relating to the future) constitute “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company’s strategy by, among other things, enabling the Company’s sales force to accelerate growth of new product sales (at levels sufficient to offset any decline in revenue in the Company’s Mainframe Solutions segment), improving the Company’s brand, technology and innovation awareness in the marketplace, ensuring the Company’s offerings for cloud computing, application development and IT operations (DevOps), Software-as-a-Service (SaaS), and mobile device management, as well as other new offerings, address the needs of a rapidly changing market, while not adversely affecting the demand for the Company’s traditional products or its profitability to an extent greater than anticipated, and effectively managing the strategic shift in the Company’s business model to develop more easily installed software, provide additional SaaS offerings and refocus the Company’s professional services and education engagements on those engagements that are connected to new product sales, without affecting the Company’s performance to an extent greater than anticipated; the failure to innovate or adapt to technological changes and introduce new software products and services in a timely manner; competition in product and service offerings and pricing; the ability of the Company’s products to remain compatible with ever-changing operating environments, platforms or third party products; global economic factors or political events beyond the Company’s control and other business and legal risks associated with non-U.S. operations; the failure to expand partner programs; the ability to retain and attract qualified professionals; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; the ability to successfully integrate acquired companies and products into the Company’s existing business; risks associated with sales to government customers; breaches of the Company’s data center, network, as well as the Company’s software products, and the IT environments of the Company’s vendors and customers; the ability to adequately manage, evolve and protect the Company’s information systems, infrastructure and processes; fluctuations in foreign exchange rates; discovery of errors or omissions in the Company’s software products or documentation and potential product liability claims; the failure to protect the Company’s intellectual property rights and source code; the failure to renew large license transactions on a satisfactory basis; access to software licensed from third parties; risks associated with the use of software from open source code sources; third-party claims of intellectual property infringement or royalty payments; fluctuations in the number, terms and duration of the Company’s license agreements, as well as the timing of orders from customers and channel partners; events or circumstances that would require the Company to record an impairment charge relating to the Company’s goodwill or capitalized software and other intangible assets balances; potential tax liabilities; changes in market conditions or the Company’s credit ratings; the failure to effectively execute the Company’s workforce reductions, workforce rebalancing and facilities consolidations; successful and secure outsourcing of various functions to third parties; changes in generally accepted accounting principles; and other factors described more fully in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should the Company’s assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated, targeted or similarly expressed in a forward-looking manner. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated November 17, 2015 by and between CA, Inc. and Careal Holding AG.

99.1	Press release dated November 18, 2015 relating to CA, Inc.’s capital allocation strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date: November 18, 2015	By:	/s/ Lawrence M. Egan, Jr.
Name: Lawrence M. Egan, Jr.
Title: Senior Vice President, Chief Counsel, Corporate Governance and Assistant Secretary

Exhibit Index

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated November 17, 2015 by and between CA, Inc. and Careal Holding AG.

99.1	Press release dated November 18, 2015 relating to CA, Inc.’s capital allocation strategy.